Registration No. 333-00000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                    THE FIRST NATIONAL BANKSHARES CORPORATION
                 ----------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

West Virginia                                          62-1306172
-----------------------------                       -------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)



       First National Bank, P. O. Box 457, Ronceverte, West Virginia 24970
       -------------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

        Registrant's telephone number, including area code (304) 647-4500
                                ----------------

                    THE FIRST NATIONAL BANKSHARES CORPORATION
                        1996 INCENTIVE STOCK OPTION PLAN

             L. Thomas Bulla, President and Chief Executive Officer
                    The First National Bankshares Corporation
                                  P. O. Box 457
                         Ronceverte, West Virginia 24970
                            Telephone: (304) 647-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)
 -------------------------------------------------------------------------------

                      CALCULATION OF REGISTRATION FEE

                             Number of                                                                     Amount of
Title of Each Class of       Shares to be    Proposed Maximum Offering      Proposed Maximum               Registration
Securities to be Registered  Registered      Price per Unit (1)             Aggregate Offering Price (1)   Fee

    Common Stock
    $1.00 par value          50,000              $17.50                      $875,000                       $81


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. This amount was calculated based on the last trade price as reported on the Nasdaq Over the Counter Bulletin Board on May 10, 2002.





                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein an in the Section 10(a) prospectus under the Securities Act by reference:

a. Pursuant to shareholder approval at the April 25, 2002 Annual Shareholder Meeting of First National Bankshares Corporation and the executed Plan amendment included as Exhibit 4.1 of this document, the First National Bankshares
Corporation 1996 Incentive Stock Option Plan has been amended in order to allocate an additional 50,000 shares to the Plan. This filing constitutes the registering of the incremental shares allocated to the Plan, and as such, the contents of the earlier registration statement (File Number: 333-09255) is hereby incorporated by reference.

b. The latest annual report of First National Bankshares Corporation ("First National") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

c. All other reports filed by First National pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents of First National referred to in (a) above.

All reports and other documents subsequently filed by First National pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 8.  EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.






















                                   SIGNATURES


Pursuant to the requirements of the Securities Act, First National certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ronceverte, West Virginia, on this 28th day of May, 2002.

                                           FIRST NATIONAL BANKSHARES CORPORATION


                                        By:/s/ L.Thomas Bulla            5/28/02
                                        ----------------------------------------
                                        L. Thomas Bulla
                                        President and Chief Executive Officer
                                       (Principal Executive Officer)


                                        By:/s/ Charles A. Henthorn       5/28/02
                                        ----------------------------------------
                                        Charles A. Henthorn
                                        Secretary/Treasurer


                                        By:/s/ Matthew L. Burns          5/28/02
                                        ----------------------------------------
                                        Matthew L. Burns, CPA
                                        Chief Financial Officer, First National
                                           Bank
                                        (Principal Financial and Accounting
                                           Officer)



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

/s/ David A. Carson        05/28/02     /s/ Lucie T. Refsland           05/28/02
-----------------------------------     ----------------------------------------
David A. Carson, Director               Lucie T. Refsland, Director

/s/ Michael G. Campbell    05/28/02     /s/ William R. Satterfield, Jr. 05/28/02
-----------------------------------     ----------------------------------------
Michael G. Campbell, Director           William R. Satterfield, Jr., Director

/s/ Richard E. Ford        05/28/02     /s/ Richard L. Skaggs           05/28/02
-----------------------------------     ----------------------------------------
Richard E. Ford, Director               Richard L. Skaggs, Director

/s/ Bennett Fuller         05/28/02     /s/Ronald B. Snyder             05/28/02
-----------------------------------     ----------------------------------------
Bennett Fuller, Director                Ronald B. Snyder, Director

/s/ G. Thomas Garten       05/28/02
-----------------------------------
G. Thomas Garten, Director

/s/ William D. Goodwin     05/28/02
-----------------------------------
William D. Goodwin, Director



                                  EXHIBIT INDEX


Exhibit
Number            Exhibit

4.1               Amendment No. 1 to the First National Bankshares Corporation 1996 Incentive Stock Option Plan

5.1               Opinion of Huddleston, Bolen, Beatty, Porter & Copen, LLP (as to the legality of the securities being registered).

23.1              Consent of Huddleston, Bolen, Beatty, Porter & Copen, LLP (filed as part of Exhibit 5.1)

23.2              Consent of Ernst & Young LLP

23.3              Consent of Arnett & Foster, P.L.L.C.


                                   EXHIBIT 4.1

                      FIRST NATIONAL BANKSHARES CORPORTION
                               AMENDMENT NO. 1 TO
                        1996 INCENTIVE STOCK OPTION PLAN


This Amendment No. 1, dated as of May 28, 2002, to the First National Bankshares Corporation 1996 Incentive Stock Option Plan, recites and provides as follows:

At the annual meeting held on April 25, 2002 the shareholders of First National Bankshares Corporation (the "Company") voted to amend the Company's 1996 Incentive Stock Option Plan (the "Plan"), pursuant to Section 3 of the Plan, to increase the aggregate number of shares of the Company's Common Stock that may be issued under the Plan by 50,000 shares. This amendment therefore increases the number of reserved shares under the Plan from 48,125 (including 9,625 shares originally authorized and 38,500 additional shares issuable pursuant to provisions of the Plan automatically increasing the number of authorized shares as a result of a stock split) to 98,125.

NOW, THEREFORE, the following Amendment to the Plan is hereby adopted:

The first paragraph in Section 3 of the Plan is deleted in its entirety and the following paragraph is substituted in its place:

Subject to the provisions of Section 11 hereof, there will be reserved for use upon the exercise of options to be granted from time to time under the Plan an aggregate of 98,125 shares of Common Stock, and the aggregate number of shares of Common Stock for which options may be granted under the this Plan shall not exceed said 98,125 shares.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed as of the date first above written.


                                           FIRST NATIONAL BANKSHARES CORPORATION



                                             By:  /s/ L. Thomas Bulla
                                                  ---------------------------
                                                   President & CEO

                                   EXHIBIT 5.1

                 HUDDLESTON, BOLEN, BEATTY, PORTER & COPEN, LLP
                                611 Third Avenue
                                  P.O. Box 2185
                            Huntington, WV 25722-2185



May 31, 2002



Board of Directors
First National Bankshares Corporation
One Cedar Street, P.O. Box 457
Ronceverte, West Virginia  24970


                       Registration Statement on Form S-8
     First National Bankshares Corporation 1996 Incentive Stock Option Plan

Gentlemen:

We are acting as counsel for First National Bankshares Corporation (the "Company") in connection with its registration under the Securities Act of 1933 of 50,000 shares of its common stock (the "Shares") which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-8 for the First National Bankshares Corporation 1996 Incentive Stock Option Plan (the "Registration Statement") to be filed today with the Securities and Exchange Commission (the "Commission").

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

      Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of West Virginia.

2. The Shares have been duly authorized and, when the Shares have been offered and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                               Very truly yours,


                              /s/ Huddleston, Bolen, Beatty, Porter & Copen, LLP





                                  EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP



Securities and Exchange Commission
Washington, D.C.



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the First National Bankshares Corporation 1996 Incentive Stock Option Plan of our report dated February 18, 2002, with respect to the consolidated financial statements of First National Bankshares Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP

                                                       /s/ Ernst & Young LLP




Charleston, West Virginia
May 31, 2002



























                                  EXHIBIT 23.2
                      CONSENT OF ARNETT & FOSTER, P.L.L.C.



Securities and Exchange Commission
Washington, D.C.



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First National Bankshares Corporation 1996 Incentive
Stock Option Plan of our report dated February 4, 2000, with respect to the consolidated financial statements of First National Bankshares Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) as of December 31, 2001.

                                                    ARNETT & FOSTER, P.L.L.C.

                                                   /s/ Arnett & Foster, P.L.L.C.




Charleston, West Virginia
May 31, 2002